MIM Reports 3Q EPS of $0.06, Including $972,558 of Restructuring

      ELMSFORD, NY - October 28, 2003 - MIM Corporation (NASDAQ:MIMS) (CBOE:OQX) (AMEX:OQX), a pharmaceutical healthcare organization, today reported third quarter 2003 results.

        Financial Highlights

  Third quarter EPS was $0.08, excluding restructuring charges of $972,558
  Third quarter revenues were up 25%, excluding TennCare PBM business
  Specialty Management and Delivery Services revenues were $44.6 million versus $43.7 million; and grew 33%, excluding the Long Island, N.Y. distribution center
  Post-TennCare restructuring complete
  No outstanding bank borrowings under the Company's credit facility
  Mail and Specialty prescriptions dispensed in the first nine months increased a combined 31% over the same period in 2002

          Richard H. Friedman, Chairman and Chief Executive Officer stated, "We used the third quarter to continue our transition to a focused, Specialty Management and Delivery platform with complementary PBM services, following the loss of the TennCare PBM business. Results include further reallocation of assets, as well as investments in further intensifying our Specialty sales efforts. We have increased our physician detailed sales force to capitalize on our regional strength in the Northeast and Midwest. We have also enhanced customer service by consolidating these activities at our Columbus facility."

         Revenues for the third quarter decreased to $129.6 million from $138.5 million in the third quarter of 2002, primarily due to the termination of PBM activities for the TennCare business. Excluding the TennCare PBM business, third quarter revenues increased $25.7 million or 25%.(1)

         Third quarter Specialty Management and Delivery Services revenues increased to $44.6 million from $43.7 million for the same period last year. This increase reflects a $6.4 million decline in revenues at Vitality, our Long Island, NY distribution center over the prior year, primarily the result of reduced wholesale oncology business and the loss of a major payor contract. Excluding the results from the Long Island, NY distribution center, the Specialty Management and Delivery Services segment grew 33% quarter over quarter.

         "We are making changes in both approach and focus of our Long Island, NY distribution center, which we believe will mitigate further erosion of the business in 2004 and create a stable platform for future growth," commented Mr. Friedman. "Specialty remains our core competency, as well as our key impetus for continued growth. Within this foundation, we have seen continued strength in immunosuppression, Hepatitis C, Rheumatoid Arthritis, Multiple Sclerosis and Growth Hormone therapies."

         Third quarter PBM Services segment revenue decreased to $85.0 million from $94.8 million for the same period last year. Excluding the TennCare business, revenues from PBM Services grew 41% to $85.0 million in the current quarter compared to $60.2 million in the third quarter of 2002.(1)

         "PBM and mail services continue to add to our revenue base, despite the loss of the TennCare business," added Mr. Friedman.

         Operating income for the third quarter was $2.3 million compared to $5.8 million for the third quarter of 2002. Operating income for the third quarter of 2003 includes a restructuring charge of $972,558 for employee and consultant related severance and termination payments. Excluding the restructuring charge for 2003 and the results of the TennCare PBM business for 2002, operating income remained relatively flat at $3.3 million versus $3.2 million for the prior year's quarter. Those results include continued investment in sales and marketing.(1)

         In addition, third quarter operating income includes $626,535 of non-recurring consulting and recruiting expenses. Those expenses are offset by a reversal of $595,658 related to bonus compensation reflecting year to date performance.

         Based on a 40% effective tax rate, third quarter net income was $1.3 million or $0.06 per diluted share. Excluding restructuring items, net income for the third quarter of 2003 was $1.8 million or $0.08 per diluted share. Net income for third quarter 2002 was $4.5 million or $0.19 per diluted share, which was reported using a 20% effective tax rate. Applying the 2003 40% effective tax rate and excluding the results from the TennCare PBM business, third quarter 2002 earnings per share would have been $0.08 per diluted share.(1)

         Cost of revenue for the third quarter of 2003 was $114.2 million, compared with $120.6 million for the same period last year. Excluding the TennCare PBM business, cost of revenue for third quarter 2002 was $88.6 million.(1)

         Gross profit for the quarter was $15.4 million or 11.9% from $18.0 million or 13.0% in the prior year. Excluding the TennCare PBM business, gross profit for third quarter 2002 was $15.4 million or 14.8%.(1)

         Selling, general and administrative expenses increased to $12.6 million for the third quarter of 2003 from $11.7 million for the same period a year ago. Selling, general and administrative expenses for the third quarter 2003 include the restructuring related charge, non-recurring expenses and compensation accrual discussed above. Excluding the restructuring charge, selling general and administrative expenses remained relatively flat when compared to the prior year's period. Those results include continued investment in sales and marketing.(1)

         Chief Financial Officer James S. Lusk noted that the specific restructuring initiative related to the loss of the TennCare PBM business has been completed. "We continue to review our cost structure and may take additional actions to further reduce expenses," said Mr. Lusk.

         Revenues for the nine months increased 6% to $453.0 million from $425.9 million in the nine months of 2002. Excluding the TennCare PBM business, revenues for the nine months increased 20% over the prior year's period. Specialty Management and Delivery Services revenues for the first nine months increased 22% to $145.0 million from $119.1 million for the same period last year, including a $10.9 million decline at the Long Island, NY distribution center. Revenues from PBM Services, including mail, grew to $308.0 million in the nine months, compared to $306.8 million in the same period in 2002. Excluding the TennCare business, revenues from PBM Services grew 19% in the current period.(1)

         Operating income for the nine months of 2003 was $14.3 million compared to $18.5 million for the same period in 2002. Excluding the restructuring charges of $1.6 million for 2003 and the TennCare PBM business operating results for 2002 and 2003, operating income for the nine months of 2003 was $10.3 million compared to $9.4 million for the same period in 2002.(1)

         Net income for the nine months was $8.2 million or $0.36 per diluted share based on a 40% effective tax rate. Excluding TennCare and restructuring items, net income for the nine months was $5.8 million or $0.26 per diluted share. Net income for the same period in 2002 was $14.3 million or $0.60 per diluted share, which was reported using a 20% effective tax rate. Assuming the 2003 40% effective tax rate and excluding the results from the TennCare PBM business, nine-month 2002 earnings per share would have been $0.22.(1)

         Cost of revenue for the nine months of 2003 was $399.8 million, compared with $374.5 million for the same period last year. Excluding the TennCare PBM business, cost of revenue for the nine months of 2003 was $337.5 million compared to $278.2 million for the nine months of 2002.(1)

         Gross profit for the nine months increased to $53.3 million or 11.8% from $51.4 million or 12.1% in the prior year. Excluding the TennCare PBM business, gross profit for the period in 2003 was $47.7 million or 12.4% compared to $42.3 million or 13.2% for 2002.(1)

         Nine-month selling, general and administrative expenses increased to $37.6 million from $32.8 million for the same period a year ago. Selling, general and administrative expenses for the 2003 nine-month period include restructuring related charges of $1.6 million and the non-recurring expenses and compensation reversal discussed above. Excluding the restructuring charges, nine-month selling general and administrative expenses were $36.0 million. The increase is due to additions in the sales organization and corporate management previously discussed.(1)

         Inventory turns remained strong for the quarter at 41 days. Days sales outstanding increased to 51 days at September 30, 2003 from 44 days at June 30, 2003. The increase is primarily related to the loss of the TennCare PBM business, which operated under more favorable contractual terms.

         The Company generated $7.3 million in operating cash flow for the nine months. For the third quarter, the Company had negative cash from operations of $2.9 million, due to a $12.6 million reduction in claims payable primarily related to the loss of the TennCare PBM business. A final payment related to the TennCare PBM business is expected in the fourth quarter, with a return to positive cash flows in the first quarter of 2004. There were no outstanding bank borrowings under the Company's credit facility at September 30, 2003.

         "We are successfully meeting the challenges presented by the loss of the TennCare PBM business and the changes in our Long Island, NY distribution center to re-establish a strong base for growth," concluded Mr. Friedman. "We are now more diversified and less dependent on one customer. Given the significance of the challenges at our Long Island, NY distribution center in the short-term, we are forecasting a $0.07 to $0.09 range of earnings per share for the fourth quarter, with a return to greater earnings momentum in 2004. We have a solid core business and are aggressively pursuing new expansion opportunities through acquisition and service relationships."

         MIM Corporation will host a conference call to discuss results today at 10:00 AM ET. Interested parties may participate in the conference call by dialing 888-428-4474 (US), or 651-291-0344 (International), 5-10 minutes prior to the initiation of the call. A replay of the conference call will be available from 1:30 PM ET on October 28 through 11:59 PM ET on November 4, by dialing 800-475-6701 (US), or 320-365-3844 (International), and entering access code 701238. A webcast of the conference call will also be available under the investor information section of the MIM Corporation website, www.mimcorporation.com.

MIM Corporation (www.mimcorporation.com) is a pharmaceutical healthcare organization delivering innovative pharmacy benefit and healthcare solutions that provide results beyond expectations. We excel by harnessing our clinical expertise, sophisticated data management, and therapeutic fulfillment capability, and combine it with our dedicated, responsive team of professionals that understands our partners' needs. The result is cost-effective solutions enhancing the quality of patient life.

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission.

Contacts:

James S. Lusk Executive Vice President/Chief Financial Officer MIM Corporation 914-460-1648 Email: jlusk@mimcorporation.com	Rachel Levine Investor Relations The Anne McBride Co. 212-983-1702 ext. 207 Email: rlevine@annemcbride.com

(1) See Table of Reconciliation for the differences between the non-GAAP financial measures and the most directly comparable GAAP measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. The non-GAAP measures presented provide important insight into the ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

FINANCIAL TABLES AND SUPPLEMENTAL DATA FOLLOW

MIM Corporation and Subsidiaries Consolidated Balance Sheets (In thousands, except share amounts)
	September 30, 2003	December 31, 2002

ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$2,800	$5,751
Receivables, less allowance for doubtful accounts of $4,089 and
$3,483 at September 30, 2003 and December 31, 2002, respectively	66,186	75,512
Inventory	6,406	9,320
Prepaid expenses and other current assets	2,806	2,104

Total current assets	78,198	92,687

Property and equipment, net	5,840	7,388
Deferred income tax	2,310	3,046
Other assets and investments	281	704
Goodwill, net	61,085	61,085
Intangible assets, net	16,025	17,321

Total assets	$163,739	$182,231

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$441	$634
Line of credit	-	4,608
Accounts payable	14,204	17,302
Claims payable	23,409	34,869
Payables to plan sponsors	16,798	23,921
Accrued expenses and other current liabilities	10,269	6,252

Total current liabilities	65,121	87,586

Capital lease obligations, net of current portion	137	430
Other non-current liabilities	-	7

Total liabilities	65,258	88,023

Stockholders' equity:
Common stock, $.0001 par value: 40,000,000 shares authorized, 22,947,194 and 22,004,101 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	2	2
Treasury stock, 2,198,076 and 1,393,183 shares at cost
at September 30, 2003 and December 31, 2002, respectively	(8,002)	(2,934)
Additional paid-in capital	121,821	120,651
Accumulated deficit	(15,340)	(23,511)

Total stockholders' equity	98,481	94,208

Total liabilities and stockholders' equity	$163,739	$182,231

MIM Corporation and Subsidiaries Consolidated Statements of Operations (In thousands, except per share amounts)
	For the three months ended September 30,

	2003	2002

Revenue	$129,644	$138,530
Cost of revenue	114,249	120,566

Gross profit	15,395	17,964
Selling, general & administrative expenses	12,589	11,733
Amortization of intangibles	507	396

Income from operations	2,299	5,835
Interest income (expense), net	(216)	(221)

Income before taxes	2,083	5,614
Provision for income taxes	833	1,123

Net income	$1,250	$4,491

Weighted average number of shares outstanding:
Basic	22,021	22,944
Diluted	22,553	23,813

Earnings per share (basic)	$0.06	$0.20
Earnings per share (diluted)	$0.06	$0.19

MIM Corporation and Subsidiaries Consolidated Statements of Operations (In thousands, except per share amounts)
	For the nine months ended September 30,

	2003	2002

Revenue	$453,026	$425,913
Cost of revenue	399,755	374,472

Gross profit	53,271	51,441
Selling, general & administrative expenses	37,570	32,786
TennCare reserve adjustment	-	(851)
Amortization of intangibles	1,400	973

Income from operations	14,301	18,533
Interest income (expense), net	(683)	(655)

Income before taxes	13,618	17,878
Provision for income taxes	5,447	3,575

Net income	$8,171	$14,303

Weighted average number of shares outstanding:
Basic	22,181	22,801
Diluted	22,647	23,951

Earnings per share (basic)	$0.37	$0.63
Earnings per share (diluted)	$0.36	$0.60

MIM Corporation and Subsidiaries Consolidated Statements of Cash Flows (In thousands)
	For the nine months ended September 30,

	2003	2002

	(Unaudited)
Cash flows from operating activities:
Net income	$8,171	$14,303
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	3,944	4,544
TennCare reserve adjustment	-	(851)
Non cash compensation	254	109
Provision for losses on receivables	1,258	941
Changes in assets and liabilities, net of acquired assets:
Receivables, net	8,068	5,264
Inventory	2,914	(2,268)
Prepaid expenses and other current assets	(703)	(1,305)
Accounts payable	(3,098)	56
Claims payable	(11,460)	(2,721)
Payables to plan sponsors and others	(7,123)	2,046
Accrued expenses	5,067	(1,900)

Net cash provided by operating activities	7,292	18,218

Cash flows from investing activities:
Purchase of property and equipment, net of disposals	(897)	(1,751)
Cost of acquisitions, net of cash acquired	-	(34,851)
Decrease in due from affiliates	-	2,132
Decrease in other assets	222	(98)

Net cash used in investing activities	(675)	(34,568)

Cash flows from financing activities:
Borrowings on line of credit	(4,608)	5,618
Purchase of treasury stock	(5,068)	-
Proceeds from exercise of stock options	594	1,514
Principal payments on capital lease obligations	(486)	(428)

Net cash (used in) provided by financing activities	(9,568)	6,704

Net (decrease) in cash and cash equivalents	(2,951)	(9,646)

Cash and cash equivalents--beginning of period	5,751	12,487

Cash and cash equivalents--end of period	$2,800	$2,841

MIM Corporation and Subsidiaries Consolidated Statements of Cash Flows (In thousands)
	For the nine months ended September 30,

	2003	2002

	(Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION: Cash paid during the period for interest	$716	$705

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION: Increase in equity from stock issued in connection with acquisition and deferred tax assets	$-	$10,355

Supplemental Data (In thousands, except per Rx amounts)
	Three months ended September 30,

	2003	2002

PBM pharmacy network claims processed	2,147	3,692

Mail (adjusted) and specialty pharmacy prescriptions dispensed internally	744	573

Gross profit per Rx	$5.33	$4.21

Revenue per Rx	$44.84	$32.48

	Nine months ended September 30,

	2003	2002

PBM pharmacy network claims processed	9,030	11,894

Mail (adjusted) and specialty pharmacy prescriptions dispensed internally	2,139	1,632

Gross profit per Rx	$4.77	$3.80

Revenue per Rx	$40.56	$31.49

MIM Corporation and Subsidiaries Reconciliation Between Non-GAAP and GAAP Financial Measures 2003 vs. 2002
	For the Three Months Ended September 30, 2003			For the Nine Months Ended September 30, 2003

	As	Adjustments	Without	As	Adjustments	Without
	Reported		TennCare	Reported		TennCare
		TennCare			TennCare

Revenues
Specialty	$44,630	$-	$44,630	$144,979	$-	$144,979
PBM/Mail	$85,014	$-	$85,014	$308,047	$(67,814)	$240,233

Total revenue	$129,644	$-	$129,644	$453,026	$(67,814)	$385,212

Gross profit
Specialty	$8,706	$-	$8,706	$28,990	$-	$28,990
GP%	19.5%		19.5%	20.0%		20.0%
PBM/Mail	$6,689	$-	$6,689	$24,281	$(5,577)	$18,704
GP%	7.9%		7.9%	7.9%		7.8%

Total gross profit	$15,395	$-	$15,395	$53,271	$(5,577)	$47,694
GP%	11.9%		11.9%	11.8%		12.4%

	For the Three Months Ended September 30, 2002			For the Nine Months Ended September 30, 2002

	As	Adjustments	Without	As	Adjustments	Without
	Reported		TennCare	Reported		TennCare
		TennCare			TennCare

Revenues
Specialty	$43,704	$-	$43,704	$119,094	$-	$119,094
PBM/Mail	$94,825	$(34,595)	$60,230	$306,819	$(105,367)	$201,452

Total revenue	$138,530	$(34,595)	$103,934	$425,913	$(105,367)	$320,546

Gross profit
Specialty	$10,771	$-	$10,771	$27,957	$-	$27,957
GP%	24.6%		24.6%	23.5%		23.5%
PBM/Mail	$7,193	$(2,611)	$4,582	$23,484	$(9,119)	$14,365
GP%	7.6%		7.6%	7.7%		7.1%

Total gross profit	$17,964	$(2,611)	$15,353	$51,441	$(9,119)	$42,322
GP%	13.0%		14.8%	12.1%		13.2%

MIM Corporation and Subsidiaries Statement of Operations Reconciliation Schedule For the Three Months Ended September 30, 2003

	As	Adjustments			Without
	Reported				TennCare &
		TennCare	w/o TennCare	Restructuring	Restructuring

Revenue	$129,644	$-	$129,644	$-	$129,644
Cost of revenue	$114,249	$-	$114,249	$-	$114,249

Gross profit	$15,395	$-	$15,395	$-	$15,395
GP%	11.9%		11.9%		11.9%

Selling, general & administrative expenses	$12,589	$-	$12,589	$(973)	$11,616
TennCare reserve expense	$-	$-	$-	$-	$-
Amortization	$507	$-	$507	$-	$507

Income from operations	$2,299	$-	$2,299	$973	$3,272

Interest income (expense)	$(216)	$-	$(216)	$-	$(216)

Income before taxes	$2,083	$-	$2,083	$973	$3,056

Taxes	$833	$-	$883	$389	$1,222
%	40%		40%	40%	40%

Net income	$1,250	$-	$1,250	$584	$1,834

Earnings per share (basic)	$0.06				$0.08
Earnings per share (diluted)	$0.06				$0.08

MIM Corporation and Subsidiaries Statement of Operations Reconciliation Schedule For the Nine Months Ended September 30, 2003

	As	Adjustments			Without
	Reported				TennCare &
		TennCare	w/o TennCare	Restructuring	Restructuring

Revenue	$453,026	$(67,814)	$385,212	$-	$385,212
Cost of revenue	$399,755	$(62,237)	$337,518	$-	$337,518

Gross profit	$53,271	$(5,577)	$47,694	$-	$47,694
GP%	11.8%		12.4%		12.4%

Selling, general & administrative expenses	$37,570	$-	$37,570	$(1,590)	$35,980
TennCare reserve expense	$-	$-	$-	$-	$-
Amortization	$1,400	$-	$1,400	$-	$1,400

Income from operations	$14,301	$(5,577)	$8,724	$1,590	$10,314

Interest income (expense)	$(683)	$-	$(683)	$-	$(683)

Income before taxes	$13,618	$(5,577)	$8,041	$1,590	$9,631

Taxes	$5,447	$(2,231)	$3,216	$636	$3,852
%	40%	40%	40%	40%	40%

Net income	$8,171	$(3,346)	$4,825	$954	$5,779

Earnings per share (basic)	$0.37				$0.26
Earnings per share (diluted)	$0.36				$0.26

MIM Corporation and Subsidiaries Statement of Operations Reconciliation Schedule For the Three Months Ended September 30, 2002

	As	Adjustments			Without
	Reported				TennCare &
		40% Tax Rate	at 40% Tax Rate	TennCare	40% Tax Rate

Revenue	$138,530	$-	$138,530	$(34,595)	$103,934
Cost of revenue	$120,566	$-	$120,566	$(31,984)	$88,582

Gross profit	$17,964	$-	$17,964	$(2,611)	$15,353
GP%	13.0%		13.0%		14.8%

Selling, general & administrative expenses	$11,733	$-	$11,733	$-	$11,733
TennCare reserve expense	$-	$-	$-	$-	$-
Amortization	$396	$-	$396	$-	$396

Income from operations	$5,835	$-	$5,835	$(2,611)	$3,224

Interest income (expense)	$(221)	$-	$(221)	$-	$(221)

Income before taxes	$5,614	$-	$5,614	$(2,611)	$3,003

Taxes	$1,123	$1,123	$2,246	$(1,044)	$1,202
%	20%		40%	40%	40%

Net income	$4,491	$(1,123)	$3,368	$(1,567)	$1,801

Earnings per share (basic)	$0.20				$0.08
Earnings per share (diluted)	$0.19				$0.08

MIM Corporation and Subsidiaries Statement of Operations Reconciliation Schedule For the Nine Months Ended September 30, 2002

	As	Adjustments			Without
	Reported				TennCare &
		40% Tax Rate	at 40% Tax Rate	TennCare	40% Tax Rate

Revenue	$425,913	$-	$425,913	$(105,367)	$320,546
Cost of revenue	$374,472	$-	$374,472	$(96,248)	$278,224

Gross profit	$51,441	$-	$51,441	$(9,119)	$42,322
GP%	12.1%		12.1%		13.2%

Selling, general & administrative expenses	$32,786	$-	$32,786	$-	$32,786
TennCare reserve expense	$(851)	$-	$(851)	$-	$(851)
Amortization	$973	$-	$973	$-	$973

Income from operations	$18,533	$-	$18,533	$(9,119)	$9,414

Interest income (expense)	$(655)	$-	$(655)	$-	$(655)

Income before taxes	$17,878	$-	$17,878	$(9,119)	$8,759

Taxes	$3,575	$3,576	$7,151	$(3,648)	$3,503
%	20%		40%	40%	40%

Net income	$14,303	$(3,576)	$10,727	$(5,471)	$5,256

Earnings per share (basic)	$0.63				$0.23
Earnings per share (diluted)	$0.60				$0.22